                                      FORM 8-K/A

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                  ------------------

                                   AMENDMENT NO. 1
                                          TO
                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

                                  ------------------

                           Date of Report (Date of earliest
                          event reported):  October 31, 1996

                                  ------------------

                                 ELTRAX SYSTEMS, INC.
                                 --------------------
                (Exact name of registrant as specified in its charter)


      Minnesota                      0-22190                   41-1484525
      ---------                      -------                   ----------
(State of incorporation)           (Commission              (I.R.S. Employer
                                   File Number)             Identification No.)



10901 Red Circle Drive, Minnetonka, MN                            55343
--------------------------------------                            -----
(Address of principal executive offices)                        (zip code)


Registrant's telephone number, including area code:  612/945-0833
                                                     ------------

The undersigned registrant, Eltrax Systems, Inc. ("Eltrax"), hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, initially filed with the Securities and Exchange Commission (the "Commission") on November 12, 1996, as set forth herein. The November 12, 1996 original filing of the Form 8-K described the registrant's acquisition of Atlantic Network Systems, Inc ("ANS").

Item 7 of the registrant's Current Report on Form 8-K dated October 31, 1996 and filed with the Commission on November 12, 1996, is hereby amended to include the financial statements, the pro forma financial information and the exhibits indicated in Item 7 below.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Combined Business

         Report of Independent Accountants

         Balance Sheets of ANS as of December 31, 1995 and October 31, 1996.

         Statements of Income of ANS for the year ended December 31, 1995 and the ten-month period ended October 31, 1996.

         Statements of Stockholders' Equity of ANS for the year ended December 31, 1995 and the ten-month period ended October 31, 1996.

         Statements of Cash Flows of ANS for the year ended December 31, 1995 and for the ten-month period ended October 31, 1996.

         Notes to Combined Financial Statements.

(b)      Pro Forma Financial Information

         Unaudited Pro Forma Combined Balance Sheets of Eltrax as of March 31, 1996 and September 30, 1996.

         Notes to Pro Forma Combined Balance Sheets.

         Unaudited Pro Forma Combined Statements of Operations of
         Eltrax for the fiscal year ended March 31, 1996 and the six-months ended September 30, 1996.

         Notes to Pro Forma Combined Statements of Operations.

(c)      Exhibits

         27 Financial Data Schedule.

                            ATLANTIC NETWORK SYSTEMS, INC.



                        INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report Of Independent Accountants                                            4

Balance Sheets As Of December 31, 1995 And October 31, 1996                  5

Statements Of Income For The Year Ended December 31, 1995 And For The
    Ten-Month Period Ended October 31, 1996                                  6

Statements Of Stockholder Equity For The Year Ended December 31, 1995 And
    For The Ten-Month Period Ended October 31, 1996                          7

Statements Of Cash Flows For The Year Ended December 31, 1995 And For The
    Ten-Month Period Ended October 31, 1996                                  8

Notes To Financial Statements                                                9

                          REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Atlantic Network Systems, Inc.

We have audited the accompanying balance sheets of Atlantic Network Systems, Inc. as of October 31, 1996 and December 31, 1995, and the related statements of income, stockholder's equity and cash flows for the ten months ended October 31, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Network Systems, Inc. as of October 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the ten months ended October 31, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.






Raleigh, North Carolina                                Coopers & Lybrand L.L.P.
December 23, 1996

                            ATLANTIC NETWORK SYSTEMS, INC.


                                    BALANCE SHEETS

                                                    AS OF            AS OF
                                                 DECEMBER 31,      OCTOBER 31,
                                                    1995              1996
                                                --------------   --------------
ASSETS

Current assets:
   Cash and cash equivalents                        $66,717          $143,872
   Accounts receivable, net of allowances         1,962,776         1,792,231
   Inventories                                    2,374,530         1,853,624
                                                --------------   --------------

Total current assets                              4,404,023         3,789,727

Property and equipment, net                          98,605           107,935
Other assets                                         23,499            38,222
                                                --------------   --------------

TOTAL ASSETS                                     $4,526,127        $3,935,884
                                                --------------   --------------
                                                --------------   --------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

   Note payable - bank line of credit             1,083,576           606,636
   Trade accounts payable                         2,534,061         2,406,434
   Accrued liabilities                              150,418           188,749
                                                --------------   --------------

Total current liabilities                         3,768,055         3,201,819
                                                --------------   --------------

Commitments and contingencies (Note 6)

Stockholder's equity:

   Common stock no par value, 1,000
    shares authorized, issued and outstanding         1,000             1,000
   Additional paid in capital                        25,807            25,807
   Retained earnings                                731,265           707,258
                                                --------------   --------------

Total stockholder's equity                          758,072           734,065
                                                --------------   --------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $4,526,127        $3,935,884
                                                --------------   --------------
                                                --------------   --------------


The accompanying notes are an integral part of these financial statements.

                            ATLANTIC NETWORK SYSTEMS, INC.


                                 STATEMENTS OF INCOME

                                                             FOR THE TEN-MONTH
                                         OR THE YEAR ENDED     PERIOD ENDED
                                            DECEMBER 31,        OCTOBER 31,
                                              1 9 9 5             1 9 9 6
                                        ------------------- -------------------

Sales, net                                    $14,621,554         $14,865,061
Cost of sales                                  12,193,954          12,492,262
                                        ------------------- -------------------

   Gross profit                                 2,427,600           2,372,799

Costs and expenses:
  General and administrative                    2,042,803           2,220,610
                                        ------------------- -------------------

   Operating income                               384,797             152,189


Interest income, net                               17,488              23,804
                                        ------------------- -------------------


   Net income                                    $402,285            $175,993
                                        ------------------- -------------------
                                        ------------------- -------------------


The accompanying notes are an integral part of these financial statements.



                                                       ATLANTIC NETWORK SYSTEMS, INC.


                                                     STATEMENTS OF STOCKHOLDER'S EQUITY



                                                                  ADDITIONAL
                                           COMMON STOCK            PAID-IN        RETAINED
                                      SHARES         AMOUNT        CAPITAL        EARNINGS        TOTAL
                                   ------------   ------------   ------------   ------------   ------------
Balances, December 31, 1994            1,000         $1,000        $25,807       $690,451       $717,258

Net income                                --             --             --        402,285        402,285
Dividends                                 --             --             --       (361,471)      (361,471)
                                   ------------   ------------   ------------   ------------   ------------

Balances, December 31, 1995            1,000          1,000         25,807        731,265        758,072

Net income                                --             --             --        175,993        175,993
Dividends                                 --             --             --       (200,000)      (200,000)
                                   ------------   ------------   ------------   ------------   ------------

Balances, October 31, 1996
                                       1,000         $1,000        $25,807       $707,258       $734,065
                                   ------------   ------------   ------------   ------------   ------------
                                   ------------   ------------   ------------   ------------   ------------


The accompanying notes are an integral part of these financial statements.

                            ATLANTIC NETWORK SYSTEMS, INC.


                               STATEMENTS OF CASH FLOWS


                                                                        FOR THE TEN-MONTH
                                                    FOR THE YEAR ENDED      PERIOD ENDED
                                                       DECEMBER 31,          OCTOBER 31,
                                                         1 9 9 5               1 9 9 6
                                                    -------------------   -----------------

Cash flows from operating activities:
Net income                                                   $402,285            $175,993
Add (deduct) items not providing or requiring cash:
    Depreciation and amortization                              49,850              53,444
    Provision for doubtful accounts                            10,000              20,000
                                                                  -
Changes in operating balance sheet accounts:
    Account receivable                                       (496,401)            150,545
    Inventories                                              (852,896)            520,906
    Other assets                                              (16,153)            (14,723)
    Accounts payable                                        1,167,983            (127,626)
    Other current liabilities                                  79,188              38,331
                                                            -----------         -----------
      Net cash provided by operating
        activities                                            343,856             816,870

Cash flows from investing activities:
    Purchases of property and equipment                       (98,668)            (62,775)
                                                            -----------         -----------

      Net cash used in investing                              (98,668)            (62,775)

Cash flows from financing activities:
    Change in bank line of credit                              68,246            (476,940)
    Dividends                                                (361,471)           (200,000)
                                                            -----------         -----------

      Net increase (decrease) in cash and cash equivalents    (48,037)             77,155

Cash and cash equivalents, beginning of period                114,754              66,717
                                                            -----------         -----------

Cash and cash equivalents, end of period                      $66,717            $143,872
                                                            -----------         -----------
                                                            -----------         -----------


Supplemental disclosure of cash flow Information:


Cash paid during the period for interest                      $80,170             $80,193


The accompanying notes are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS


1.  The Company:

    Atlantic Network Systems, Inc. (ANS or the Company) is a North Carolina corporation formed in February 1989 to engage in the distribution of modems, multiplexers and other peripheral communications devices.

    On October 31, 1996, 100 percent of the outstanding shares of ANS were exchanged by the Company's shareholders for 950,000 shares of Eltrax Systems, Inc. (Eltrax) common stock, a Minnesota corporation.

2.  Summary Of Significant Accounting Policies:

    Revenue Recognition:

    Hardware sales and related cost of goods sold are recognized when goods are shipped to customers. The Company records, at the time of sale, an allowance for estimated returns of product based on historical experience. Service revenues and related costs of services are recognized when earned.

    Cash And Cash Equivalents:

    Cash and cash equivalents consist of cash in banks and certificates of deposit with maturities of three months or less. The carrying amount of cash and cash equivalents approximates market value.

    Inventories:

    Inventories, consisting of equipment and peripherals held for resale, are stated at the lower of cost or market with cost determined on an average cost basis.

    Property and Equipment:

    Property and equipment are stated at cost. Depreciation is calculated principally using methods and useful lives allowable for income tax purposes which approximate generally accepted accounting principles. The principal estimated useful lives used in computing depreciation provisions are as follows:

         Automobiles and trucks             5 years
         Leasehold improvements             7 to 31 years
         Machinery and equipment            5 to 7 years

    Repairs and maintenance costs are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation and amortization, and any resulting gain or loss is included in operations.

    Income Taxes:

    Through October 31, 1996, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue code. Under those provisions, the Company does not pay federal or state income taxes. Instead, the stockholders are liable for individual income taxes on their respective shares of income from the Company. The Company files composite income tax returns in states other than North Carolina. In these states, the Company pays the income tax on behalf of the non-resident shareholders.

    Estimates:

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Accounts Receivable:

    Accounts receivable consist of the following:


                                      December 31, 1995     October 31, 1996
                                      -----------------    -----------------

    Trade accounts receivable         $ 2,065,741              $ 1,908,364
    Estimated customer credits            (62,965)                 (56,133)
    Allowance for doubtful accounts       (40,000)                 (60,000)
                                       -------------           ------------

                                      $ 1,962,776             $  1,792,231
                                       -------------           ------------
                                       -------------           ------------

    Certain accounts receivable are pledged as collateral (Note 9).

4.  Property And Equipment:

    Property and equipment consist of the following:


                                      December 31, 1995     October 31, 1996
                                      -----------------    -----------------


    Furniture, fixtures and
     equipment                          $  23,748                $  25,841
    Vehicles                              181,639                  242,320
    Leasehold improvements                 35,628                   35,628
                                       -------------           ------------

                                          241,015                  303,789

    Accumulated depreciation and
    amortization                         (142,410)                (195,854)
                                       -------------           ------------

                                         $ 98,605                 $107,935
                                       -------------           ------------
                                       -------------           ------------

    Certain equipment is pledged as collateral (Note 9).

5.  Accrued Liabilities:

    Accrued liabilities consist of the following:


                                      December 31, 1995     October 31, 1996
                                      -----------------    -----------------


    Accrued payroll                      $ 12,256                 $ 11,740
    Accrued commissions                    63,275                   73,240
    Accrued Interest                       10,291                   10,751
    Deferred Revenue                       63,116                   81,362
    Other                                   1,480                   11,656
                                       -------------           ------------

                                         $150,418                 $188,749
                                       -------------           ------------
                                       -------------           ------------


6.  Commitments And Contingencies:

    Leases:

    The Company has entered into noncancellable operating leases for vehicles, office and warehouse space. Effective May 1996, the Company began leasing office and warehouse space from two majority shareholders (Note 8).

     At December 31, 1995, including the related party lease entered into in May 1996, minimum annual rental commitments under noncancellable leases are as follows:

                                                   Operating
                     Year                            Leases
                     -----                           -------

                    1997                        $    174,469
                    1998                             121,482
                    1999                              90,000
                    2000                              90,000
                    2001                              52,500
                    Thereafter                   $    23,950
                                                 -----------
                    Total minimum lease
                     payments                    $   552,401
                                                 -----------
                                                 -----------

     Total lease expense for cancelable and noncancellable operating leases in 1996 and 1995 was $139,836 and $115,747, respectively.

7.   Concentrations and Credit Risk:

     The Company's customers are primarily in the southeastern United States. The two largest customers accounted for approximately 13% and 10% of accounts receivable at December 31, 1995 and October 31, 1996, respectively. The Company reviews a customer's credit history before extending credit. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of a specific customer.

     The Company currently acquires a majority of its product from four U.S. equipment manufacturers. For the year ended December 31, 1995 and the ten months ended October 31, 1996, approximately 77% and 67% of sales, respectively, were comprised of product acquired from these suppliers.

8.   Related Party Transactions:

     The Company entered into a lease with the two principal shareholders for an office and warehouse facility in May 1996. The lease provides for monthly rent in the amount of $7,500 for 60 months. The minimum annual noncancellable lease payments shown in Note 6 include commitments under this lease.

9.   Note Payable - Bank Line of Credit:

     Note payable to bank represents a revolving line of credit. Interest is at prime plus one and one-half percent and the amount outstanding under the note is repaid as payments are collected on outstanding accounts receivable. The note is collateralized by accounts receivable, inventories and equipment owned by the Company. Prior to the merger with Eltrax, the note was personally guaranteed by the President of the Company. Further, subsequent to the merger with Eltrax the note was paid and the line of credit was terminated.

     Stockholder salary limits imposed by bank loan covenants were exceeded by the stockholders. The bank, however, agreed to waive the covenant violations for the year ended 1995 related to stockholders' compensation.

     Interest expenses incurred during 1996 and 1995 $83,968 and $80,171, respectively.

                ELTRAX SYSTEMS AND ATLANTIC NETWORK SYSTEMS, INC.

              PRO FORMA FINANCIAL INFORMATION - NARRATIVE OVERVIEW
                                   (UNAUDITED)



The following unaudited pro forma combined balance sheets as of March 31, 1996 and September 30, 1996 and statements of operations for the year ended March 31, 1996 and the six months ended September 30, 1996, combine the historical balance sheet and statement of operations of Atlantic Network Systems, Inc.
(ANS), the historical combined balance sheet and statement of operations of Nordata, Inc. and Rudata, Inc., dba Datatech and the historical balance sheet and statement of operations of Eltrax Systems, Inc. (Eltrax) (collectively "the Entities"). The unaudited pro forma balance sheets as of March 31, 1996 and September 30, 1996 assume the Entities were combined as of the respective dates of such balance sheets. The unaudited pro forma statements of operations for the year ended March 31, 1996 and the six months ended September 30, 1996, assume the Entities were combined effective April 1, 1995.

The unaudited proforma combined financial statements give effect to (i) the acquisition of Datatech, (ii) the issuance of 1,968,000 common shares of Eltrax common stock in connection with the acquisition of Datatech (which reflects an adjustment to the consideration paid pursuant to an amendment to the Merger Agreement among Eltrax and the Datatech Shareholders), (iii) the issuance of 950,000 common shares of Eltrax common stock in connection with the merger with ANS, and (iv) other adjustments described in the accompanying notes.

The unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations Eltrax as they may be in the future or as they might have been for the periods presented had the entities actually been combined effective April 1, 1995 or as of the dates of the unaudited pro forma balance sheets. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of Eltrax, as filed on Form 10-KSB for the year ended March 31, 1996, and the historical financial statements of Datatech, including the notes to such financial statements as set forth in Eltrax's Form 8-K/A dated August 12, 1996, and the historical combined financial statements of ANS set forth elsewhere in this Form 8-K/A, respectively. The pro forma adjustments are based upon available information and upon certain assumptions that Eltrax management believes are reasonable in the circumstances.

The unaudited pro forma statement of operations for the six months ended September 30, 1996, includes expenses of approximately $20,000 related to transaction costs incurred in connection with the merger between Eltrax and ANS. In addition, subsequent to September 30, 1996, the combined entities have incurred or expected to incur additional transaction costs of approximately $141,000 which will be expensed in the period incurred.

                                 ELTRAX SYSTEMS, INC.

                           PRO FORMA COMBINED BALANCE SHEET
                                 AS OF MARCH 31, 1996
                                     (UNAUDITED)


                                                                  ELTRAX           DATATECH        PRO FORMA           PRO FORMA
                                                               HISTORICAL (1)    HISTORICAL (2)   ADJUSTMENTS           SUBTOTAL
                                                               -------------     -------------    -----------         ------------
ASSETS:
Current assets:
  Cash and cash equivalents                                    $     480,523     $     972,992    $        --         $  1,453,515
  Short-term investments                                           1,384,886                --       (990,000) (3)         394,886
  Accounts receivable, net                                           223,991         3,130,132             --            3,354,123
  Inventories                                                         57,091         1,707,375             --            1,764,466
  Prepaid expenses                                                    26,510             1,340             --               27,850
  Note receivable - current                                           81,832                --             --               81,832
                                                               -------------     -------------    -----------         ------------

    Total current assets                                           2,254,833         5,811,839       (990,000)           7,076,672

  Furniture, equipment and property, net                              42,514            30,035             --               72,549

  Note receivable - non current                                      198,658                --             --              198,658
  Lease contracts receivable                                              --           157,890             --              157,890
  Other assets                                                            --            10,637             --               10,637
  Deferred Income Taxes                                                   --                --      1,342,368  (4)       1,342,368
  Intangible Assets                                                       --                --      5,377,813  (5)       5,377,813
                                                               -------------     -------------    -----------         ------------

                TOTAL ASSETS                                   $   2,496,005     $   6,010,401    $ 5,730,181         $ 14,236,587
                                                               -------------     -------------    -----------         ------------
                                                               -------------     -------------    -----------         ------------


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Notes payable                                                       65,537                --             --               65,537
  Accounts payable                                                   145,006         3,542,467        701,000  (6)       4,388,473
  Accrued expenses                                                        --           312,158             --              312,158
  Deferred Income Taxes                                                   --           444,398             --              444,398
  Income Taxes Payable                                                    --           415,322             --              415,322
  Other current liabilities                                               --            13,731             --               13,731
                                                               -------------     -------------    -----------         ------------

    Total current liabilities                                        210,543         4,728,076        701,000            5,639,619
                                                               -------------     -------------    -----------         ------------
                                                               -------------     -------------    -----------         ------------

Shareholders' Equity:
  Series A convertible preferred stock                                29,163                --             --               29,163
  Common stock                                                        44,971            50,000        (50,000) (7)          65,651
                                                                                                       20,680  (8)
  Additional paid-in capital                                       7,622,100                --      6,183,320  (8)      13,805,420
  Note receivable from shareholder                                        --          (214,433)       214,433  (7)              --
  Accumulated deficit                                             (5,410,772)        1,446,758     (1,339,252) (7)      (5,303,266)
                                                               -------------     -------------    -----------         ------------

    Total shareholders' equity                                     2,285,462         1,282,325      5,029,181            8,596,968
                                                               -------------     -------------    -----------         ------------


          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $   2,496,005     $   6,010,401    $ 5,730,181         $ 14,236,587
                                                               -------------     -------------    -----------         ------------
                                                               -------------     -------------    -----------         ------------


                                                                                                   ELTRAX
                                                                  ANS          PRO FORMA          PRO FORMA
                                                             HISTORICAL (9)   ADJUSTMENTS         COMBINED
                                                             -------------    -----------        ------------
ASSETS:
Current assets:
  Cash and cash equivalents                                  $          --    $        --        $  1,453,515
  Short-term investments                                                --             --             394,886
  Accounts receivable, net                                       1,738,751             --           5,092,874
  Inventories                                                    2,178,431             --           3,942,897
  Prepaid expenses                                                      --             --              27,850
  Note receivable - current                                             --             --              81,832
                                                             -------------    -----------        ------------

    Total current assets                                         3,917,182              0          10,993,854

  Furniture, equipment and property, net                            97,125             --             169,674

  Note receivable - non current                                         --             --             198,658
  Lease contracts receivable                                            --             --             157,890
  Other assets                                                      27,499             --              38,136
  Deferred Income Taxes                                                 --        (82,000) (10)     1,260,368
  Intangible Assets                                                     --             --           5,377,813
                                                             -------------    -----------        ------------

                TOTAL ASSETS                                 $   4,041,806    $   (82,000)         18,196,393
                                                             -------------    -----------        ------------
                                                             -------------    -----------        ------------


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Notes payable                                                  1,687,675             --           1,753,212
  Accounts payable                                               1,399,309             --           5,787,782
  Accrued expenses                                                      --             --             312,158
  Deferred Income Taxes                                                 --             --             444,398
  Income Taxes Payable                                                  --             --             415,322
  Other current liabilities                                        124,447             --             138,178
                                                             -------------    -----------        ------------

    Total current liabilities                                    3,211,431              0           8,851,050

Shareholders' Equity:
  Series A convertible preferred stock                                  --             --              29,163
  Common stock                                                       1,000          8,900  (11)        75,551
  Additional paid-in capital                                        25,807         (8,900) (11)    13,822,327
  Note receivable from shareholder                                      --             --                  --
  Accumulated deficit                                              803,568        (82,000) (10)     4,581,698
                                                             -------------    -----------        ------------

    Total shareholders' equity                                     830,375        (82,000)          9,345,343
                                                             -------------    -----------        ------------
                                                             -------------    -----------        ------------


           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $   4,041,806    $   (82,000)       $ 18,196,393
                                                             -------------    -----------        ------------
                                                             -------------    -----------        ------------



See accompanying notes to pro forma combined balance sheet.

                                 ELTRAX SYSTEMS, INC.

                      NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                 AS OF MARCH 31, 1996
                                     (UNAUDITED)



1. Represents the historical balance sheet of Eltrax as derived from the Company's audited financial statements filed on Form 10-KSB for the year ended March 31, 1996.

2. Represents the historical unaudited balance sheet of Datatech as of March 31, 1996.

3. Represents cash portion of consideration paid as part of the purchase price of Datatech.

4. Represents the reduction of Eltrax's valuation allowance on its net deferred tax assets since, with the addition of Datatech's taxable income, management believes it is more likely than not that Eltrax will generate sufficient future taxable income to realize the majority of its deferred tax assets.

5. Represents the excess of Eltrax's purchase price over Datatech's book value and the reduction in Eltrax's deferred tax valuation allowance (see Note 4 above) on the acquisition date. The components of the intangible assets, which consist principally of goodwill, have been determined by Eltrax on a preliminary basis.

6. To reflect transaction costs paid, or to be paid, by Eltrax in connection with the Datatech acquisition.

7. To eliminate the components of shareholders' equity of Datatech acquired by Eltrax.

8. Represents issuance of 1,968,000 share of Eltrax common stock issued in connection with the acquisition of Datatech (which reflects an adjustment to the consideration paid pursuant to an amendment to the Merger Agreement among Eltrax and the Datatech Shareholders).

9. Represents the historical unaudited balance sheet of ANS as of March 31, 1996. ANS is expected to be combined with Eltrax utilizing the pooling of interests method of accounting.

10. Represents an adjustment to reflect reduction in deferred tax associated with tax expense related to ANS.

11. Represents an adjustment to reflect pro-rata exchange of ANS stock for Eltrax common stock.

                                 ELTRAX SYSTEMS, INC.

                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED MARCH 31, 1996
                                     (UNAUDITED)


                                                                  ELTRAX          DATATECH         PRO FORMA            PRO FORMA
                                                               HISTORICAL(1)     HISTORICAL(2)    ADJUSTMENTS           SUBTOTAL
                                                               -------------     -------------    -----------        -------------
  Net Sales                                                    $     880,304     $  17,961,431    $        --        $  18,841,735
  Cost of sales                                                      293,954        14,334,184             --           14,628,138
                                                               -------------     -------------    -----------        -------------

    Gross Profit                                                     586,350         3,627,247             --            4,213,597

Operating Expenses:

  Selling, general and administrative                                967,607         2,713,860             --            3,681,467
  Amortization of intangible assets                                       --                --        325,628  (3)         325,628
  Product development                                                103,170                --             --              103,170
                                                               -------------     -------------    -----------        -------------

    Operating income (loss)                                         (484,427)          913,387       (325,628)             103,332

Investment income (loss), net                                        114,135            39,429        (49,500) (4)         104,064
Gain on settlement related to past
   investment losses                                                 100,000                --             --              100,000
                                                               -------------     -------------    -----------        -------------

    Income (loss) from continuing operations                        (270,292)          952,816       (375,128)             307,396

Discontinued digital imaging archiving operations:
  Income from discontinued operations                                242,013                --             --              242,013
  Gain on disposal of discontinued operations                        133,214                --             --              133,214
                                                               -------------     -------------    -----------        -------------

Income before income taxes                                           104,935           952,816       (375,128)             682,623

  Income tax expense                                                      --           441,029        (31,360) (5)         390,469

                                                                                                      (19,200) (6)

    Net income (loss)                                          $     104,935     $     511,787    $  (324,568)       $     292,154
                                                               -------------     -------------    -----------        -------------
                                                               -------------     -------------    -----------        -------------


Income (loss) per common share and common share equivalent:

  Continuing operations                                               ($0.04)            $0.13         ($0.05)               $0.04
                                                               -------------     -------------    -----------        -------------
                                                               -------------     -------------    -----------        -------------

  Discontinued operations                                              $0.05             $0.00          $0.00                $0.05
                                                               -------------     -------------    -----------        -------------
                                                               -------------     -------------    -----------        -------------

  Net income (loss) per share                                          $0.01             $0.07         ($0.05)               $0.04
                                                               -------------     -------------    -----------        -------------
                                                               -------------     -------------    -----------        -------------

Weighted average shares outstanding  (8)                           7,611,473         7,611,473      7,611,473            7,611,473
                                                               -------------     -------------    -----------        -------------
                                                               -------------     -------------    -----------        -------------


                                                                                                         ELTRAX
                                                                         ANS         PRO FORMA           PRO FORMA
                                                                HISTORICAL  (7)    ADJUSTMENTS           COMBINED
                                                                ---------------    -----------       -------------
  Net Sales                                                     $    15,235,250    $        --       $  34,076,985
  Cost of sales                                                      12,793,198             --          27,421,336
                                                                 ---------------   -----------       -------------

    Gross Profit                                                      2,442,052             --           6,655,649

Operating Expenses:

  Selling, general and administrative                                 2,257,629             --           5,939,096
  Amortization of intangible assets                                          --             --             325,628
  Product development                                                        --             --             103,170
                                                                 ---------------   -----------       -------------

    Operating income (loss)                                             184,423              0             287,755

Investment income (loss), net                                            21,703             --             125,767
Gain on settlement related to past
   investment losses                                                         --             --             100,000
                                                                 ---------------   -----------       -------------

    Income (loss) from continuing operations                            206,126              0             513,522

Discontinued digital imaging archiving operations:
  Income from discontinued operations                                        --              0             242,013
  Gain on disposal of discontinued operations                                --             --             133,214
                                                                 ---------------   -----------       -------------

Income before income taxes                                              206,126              0             888,749

  Income tax expense                                                         --         82,000 (9)         472,469


    Net income (loss)                                           $       206,126    $    82,000        $    416,280
                                                                 ---------------   -----------       -------------
                                                                 ---------------   -----------       -------------


Income (loss) per common share and common share equivalent:

  Continuing operations                                                   $0.03          $0.00               $0.07
                                                                 ---------------   -----------       -------------
                                                                 ---------------   -----------       -------------

  Discontinued operations                                                 $0.00          $0.00               $0.05
                                                                 ---------------   -----------       -------------
                                                                 ---------------   -----------       -------------

  Net income (loss) per share                                             $0.03         ($0.01)              $0.05
                                                                 ---------------   -----------       -------------
                                                                 ---------------   -----------       -------------

Weighted average shares outstanding  (8)                              7,611,473      7,611,473           7,611,473
                                                                 ---------------   -----------       -------------
                                                                 ---------------   -----------       -------------


See accompanying notes to pro forma combined statement of operations.

                              ELTRAX SYSTEMS, INC.

                 NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED MARCH 31, 1996


1. Represents the historical results of operations of Eltrax as derived from the Company's audited financial statements filed on Form 10-KSB for the year ended March 31, 1996.

2. Represents the historical unaudited operating results of Datatech for the year ended March 31, 1996.

3. Represents amortization of the excess of Eltrax's purchase price over Datatech's net book value on the acquisition date. The allocation of the purchase price to intangible assets has been made by Eltrax on a preliminary basis. The excess pruchase price is being amortized on a straight line basis over 15 years.

4. Represents a reduction of interest income, related to the $990,000 of cash consideration paid by Eltrax in connection with the acquisition of Datatech.

5. Represents the tax benefit related to the estimated deductible portion of goodwill resulting from the Datatech acquisition. Approximately $1 million of goodwill is estimated to be deductible.

6.   Represents the tax benefit associated with reduction of interest income.

7. Represents the historical operating results of ANS for the year ended March 31, 1996.

8. Includes 1,968,000 shares of Eltrax common stock issued in connection with the acquisition of Datatech (included from date of issuance and reflects an adjustment to the consideration paid pursuant to an amendment to the Merger Agreement among Eltrax and the Datatech Shareholders) and 950,000 shares of Eltrax common stock issued in connection with the merger with ANS (included as if outstanding for the entire period), and 40,000 shares expected to be issued to acquire additional assets (included as if outstanding for the entire period).

9.   Represents the tax expense associated with ANS income before income taxes.

                                 ELTRAX SYSTEMS, INC.

                           PRO FORMA COMBINED BALANCE SHEET
                               AS OF SEPTEMBER 30, 1996
                                      (UNAUDITED)

                                                                                                               ELTRAX
                                                            ELTRAX            ANS           PRO FORMA          PRO FORMA
                                                         HISTORICAL (1)   HISTORICAL (2)   ADJUSTMENTS         COMBINED
                                                         --------------   --------------   -----------       ------------
ASSETS:
Current assets:
  Cash and cash equivalents                               $     632,331   $      289,182    $       --       $    921,513
  Accounts receivable, net                                    4,177,775        2,170,839            --          6,348,614
  Inventories                                                 1,511,987        1,674,996            --          3,186,983
  Prepaid expenses                                               45,595               --            --             45,595
  Note receivable - current                                      98,223               --            --             98,223
                                                          -------------    -------------    ----------       ------------

    Total current assets                                      6,465,911        4,135,017            --         10,600,928

  Furniture, equipment and property, net                         91,098          127,195       637,000 (3)        855,293


  Note receivable - non current                                 146,483               --            --            146,483
  Lease contracts receivable                                     34,072               --            --             34,072
  Other assets                                                   14,185           34,999            --             49,184
  Deferred Income Taxes                                       1,342,368               --       (69,000)         1,273,368
  Intangible Assets, net of amortization                      4,407,183               --            --          4,407,183
                                                          -------------    -------------   -----------      -------------

          TOTAL ASSETS                                    $  12,501,300    $   4,297,211   $   568,000      $  17,366,511
                                                          -------------    -------------   -----------      -------------
                                                          -------------    -------------   -----------      -------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Notes payable                                                      --        1,283,263            --          1,283,263
  Accounts payable                                            3,425,050        1,891,734            --          5,316,784
  Accrued expenses                                              514,030               --            --            514,030
  Unearned revenue                                               67,584               --            --             67,584
  Deferred Income Taxes                                         444,398               --            --            444,398
  Income Taxes Payable                                          130,669               --            --            130,669
  Other current liabilities                                          --          250,904            --            250,904
                                                          -------------    -------------   -----------      -------------

    Total current liabilities                                 4,581,731        3,425,901           0            8,007,632
Noncurrent liabilites                                                --               --       475,000 (3)        475,000
Shareholders' Equity:
  Series A convertible preferred stock                               --               --            --                 --
  Common stock                                                   65,863            1,000         8,900  (4)        75,763

  Additional paid-in capital                                 13,321,039           25,807       130,000  (3)    13,467,946
                                                                                                (8,900) (4)
  Note receivable from shareholder                                   --               --            --                 --
  Accumulated deficit                                        (5,467,333)         844,503       (37,000) (6)     (4,659,830)
                                                          -------------    -------------   -----------       ------------

    Total shareholders' equity                                7,919,569          871,310        93,000          8,883,879
                                                          -------------    -------------   -----------       ------------

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $  12,501,300    $   4,297,211   $   568,000       $ 17,366,511
                                                          -------------    -------------   -----------       ------------
                                                          -------------    -------------   -----------       ------------

See accompanying notes to pro forma combined balance sheet.

                                 ELTRAX SYSTEMS, INC.

                      NOTES TO PRO FORMA COMBINED BALANCE SHEET
                               AS OF SEPTEMBER 30, 1996
                                     (UNAUDITED)


1. Represents the historical balance sheet of Eltrax as derived from the Company's unaudited financial statements filed on Form 10-QSB for the six months ended September 30, 1996.

2. Represents the historical unaudited balance sheet of ANS as of September 30, 1996.

3. Reflects the expected acquisition of additional assets (real estate used in the business and a related mortgage) through the issuance of common stock.

4. Represents an adjustment to reflect pro-rata exchange of ANS stock for Eltrax common stock.

5. Represents an adjustment to reflect the reduction of deferred taxes resulting from the utilization of net operating loss carryforwards.

6. Represents an adjustment to reflect pro forma adjustments to net income set forth in the pro forma combined statement of operations for the six months ended September 30, 1996.

                                  ELTRAX SYSTEMS, INC.

                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
                                     (UNAUDITED)


                                                             ELTRAX         DATATECH          PRO FORMA       PRO FORMA
                                                         HISTORICAL (1)   HISTORICAL (2)     ADJUSTMENTS       SUBTOTAL
                                                         --------------   --------------   --------------   --------------
  Net Sales                                            $    9,145,776   $    3,009,721   $           --   $   12,155,497
  Cost of sales                                             7,173,402        2,454,760               --        9,628,162
                                                         --------------   --------------   --------------   --------------
    Gross Profit                                            1,972,374          554,961               --        2,527,335

Operating Expenses:

  Selling, general and administrative                       1,938,472          474,373               --        2,412,845
  Amortization of intangible assets                           122,110               --           40,704 (4)      162,814
                                                         --------------   --------------   --------------   --------------

    Operating income (loss)                                   (88,208)          80,588          (40,704)         (48,324)

Investment income (loss), net                                  31,647            4,601           (3,188)(5)       33,060
                                                                   --               --               --               --
                                                         --------------   --------------   --------------   --------------

    Income (loss) from continuing operations                  (56,561)          85,189          (43,892)         (15,264)

Discontinued digital imaging archiving operations:
  Income from discontinued operations                              --               --               --               --
  Gain on disposal of discontinued operations                      --               --               --               --
                                                         --------------   --------------   --------------   --------------

Income before income taxes                                    (56,561)          85,189          (43,892)         (15,264)

  Income tax expense                                               --               --               --               --


    Net income (loss)                                    $    (56,561)    $     85,189     $    (43,892)    $    (15,264)
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------


Income (loss) per common share and
 common share equivalent:

  Continuing operations                                        ($0.01)           $0.01           ($0.01)          ($0.00)
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------

  Discontinued operations                                       $0.00            $0.00            $0.00            $0.00
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------

  Net income (loss) per share                                  ($0.01)           $0.01           ($0.01)          ($0.00)
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------

Weighted average shares outstanding  (7)                    8,461,513        8,461,513        8,461,513        8,461,513
                                                         --------------   --------------   --------------   --------------
                                                         --------------   --------------   --------------   --------------


See accompanying notes to pro forma combined statement of operations.



                                                                                             ELTRAX
                                                             ANS            PRO FORMA        PRO FORMA
                                                         HISTORICAL (3)    ADJUSTMENTS       COMBINED
                                                         --------------   --------------   --------------
  Net Sales                                            $    9,228,974   $           --   $   21,384,471
  Cost of sales                                             7,775,891               --       17,404,053
                                                         --------------   --------------   --------------

    Gross Profit                                            1,453,083               --        3,980,418

Operating Expenses:

  Selling, general and administrative                       1,323,154          (32,000)(6)    3,703,999
  Amortization of intangible assets                                --               --          162,814
                                                         --------------   --------------   --------------

    Operating income (loss)                                   129,929          (32,000)         113,605

Investment income (loss), net                                  11,006               --           44,066
                                                                   --               --               --
                                                         --------------   --------------   --------------

    Income (loss) from continuing operations                  140,935          (32,000)         157,671

Discontinued digital imaging archiving operations:
  Income from discontinued operations                              --               --               --
  Gain on disposal of discontinued operations                      --               --               --

Income before income taxes                                    140,935          (32,000)         157,671

  Income tax expense                                               --           69,000 (7)       69,000


    Net income (loss)                                      $  140,935       $  (37,000)      $   88,671
                                                         --------------   --------------   --------------
                                                         --------------   --------------   --------------


Income (loss) per common share and
 common share equivalent:

  Continuing operations                                         $0.02            $0.00            $0.02
                                                         --------------   --------------   --------------
                                                         --------------   --------------   --------------

  Discontinued operations                                       $0.00            $0.00            $0.00
                                                         --------------   --------------   --------------
                                                         --------------   --------------   --------------

  Net income (loss) per share                                   $0.02           ($0.00)           $0.01
                                                         --------------   --------------   --------------
                                                         --------------   --------------   --------------

Weighted average shares outstanding  (7)                    8,461,513        8,461,513        8,461,513
                                                         --------------   --------------   --------------
                                                         --------------   --------------   --------------



See accompanying notes to pro forma combined statement of operations.

                              ELTRAX SYSTEMS, INC.

               NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30,1996
                                   (UNAUDITED)


1. Represents the historical results of operations of Eltrax, including the results of operations of Datatech subsequent to May 17, 1996, the date of acquisition by Eltrax, as derived from the Company's unaudited statement of operations included in its Form 10-QSB for the six months ended September 30, 1996.

2. To reflect the unaudited results of operations of Datatech for the period beginning April 1, 1996, through May 17, 1996.

3. Represents the historical unaudited results of operations of ANS for the six months ended September 30, 1996.

4. Represents amortization of the excess of Eltrax's purchase price over Datatech's net book value on the acquisition date. The allocation of the purchase price to intangible assets has been made by Eltrax on a preliminary basis. The excess purchase price is being amortized on a straight line basis over 15 years.

5. Represents a reduction of interest income related to the $990,000 of cash consideration paid by Eltrax in connection with the acquisition of Datatech.

6. Represents an adjustment related to deprecation, net of a reduction in lease expenses which would have resulted had the merger between Eltrax and ANS been completed effective April 1, 1995.

7. Represents the tax expense associated with ANS operations for the six month period.

8. Includes 1,968,000 shares of Eltrax common stock issued in connection with the acquisition of Datatech (include from date of issuance and reflects an adjustment to the consideration paid pursuant to an amendment to the Merger Agreement among Eltrax and the Datatech Shareholders) and 950,000 shares of Eltrax common stock issued in connection with the merger with ANS, and 40,000 shares expected to be issued to acquire additional assets (included as if outstanding for the entire period).

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ELTRAX SYSTEMS, INC.





                                       /s/  Mack V. Traynor, III
                                        ----------------------------------------
                                       Mack V. Traynor, III
                                       President and Chief Executive Officer

Dated:  January 13, 1997

INDEX TO EXHIBITS
-----------------


Exhibit                                                                     Page
-------                                                                     ----

27.0      Financial Data Schedule........................................... 24